EXHIBT 10.19

               MATERIAL INDICATED BY [*****] HAS BEEN OMITTED AND
         FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   TERM SHEET
                       LICENSE AND DISTRIBUTION AGREEMENT
                          BETWEEN XOMED AND ARTHROCARE
                                  June 25, 1998

1. LICENSE GRANT: ArthroCare shall grant to Xomed an exclusive, worldwide, non-transferable, license, without the right of sublicense or right to manufacture, under the Intellectual Property Rights, with the right to use, market, sell and distribut ArthroCare's Products (as defined in section 3) solely for use in the Field ("License Rights"). The Field shall mean the use of Coblation(TM) technology in Otorhinolaryngology and head and neck procedures, and ENT surgeons in the AAFPRS that practice facial plastic surgery.

The Intellectual Property Rights shall include all of ArthroCare's patents and patent applications in the Field and all of ArhtroCare's registered trademarks and trademark applications in the Field. ArthroCare will have direct access to Xomed accounts to gain market and clinical feedback.

Under the License Rights, ArthroCare will have the initial right, but not the obligation, to enforce the Intellectual Property Rights including the right to sue for patent infringement. In the event ArthroCare chooses not to initiate any Action involving the License Rights, Xomed shall have the right, but not the obligation, to enforce these rights.

2. LICENSE CONSIDERATION: In consideration for the exclusive nature of the license and distribution agreement, Xomed will pay ArthroCare a License Fee of [*****]. During the period between the execution of the term sheet and the execution of the definitive agreement, the parties will rely upon and operate in good faith under this term sheet as outlined in section 4.

The remaining [*****] of the License Fee shall be payable to ArthroCare based upon the first achievement of each of the following milestones.

[*****]

In addition to the License Fee, Xomed will pay running royalties on ArthroCare Disposable Wands sold by Xomed. The running royalties shall be [*****] of the Net Sales of Disposable Wands, payable on a quarterly basis.

"Net Sales" shall mean revenues on an accrual basis, in accordance with U.S. generally accepted accounting principles, as follows: the invoice price of ArthroCare Disposable Wands sold by Xomed to third parties (including sales made in connection with clinical trials), less, to the extent included in such invoice price the total of: (a) ordinary and customary trade discounts actually allowed; (b) credits, rebates and returns (including, but not limited to, wholesaler and retailer returns); (c) freight, postage, insurance and duties paid for and separately identified on the invoice or other documentation maintained in the ordinary course of business, and (d) excise taxes, other consumption taxes, customs duties and compulsory payments to governmental authorities actually paid and separately identified on the invoice or other documentation maintained in the ordinary course of business. Net Sales shall also include the fair market value of all other consideration received by Xomed in respect of ArthroCare Disposable Wands, whether such consideration is in cash, payment in kind, exchange or another form.

3. PRODUCT MANUFACTURE AND SALE: ArthroCare will agree to manufacture and sell to Xomed, and Xomed will agree to exclusively purchase from ArthroCare, Xomed's requirements for Products in the Field. Products shall include Controllers, Conversion Units, Cables (standard cable and handpiece cable) and Disposable Wands, and ArthroCare will supply Products to Xomed at the following prices:

    System 2000 Controllers (incl. 1 standard cable): [*****]
    Visage(TM) Conversion Units:                      [*****]
    Disposable Wands:                                 See Section 4
    Rep. Cables:                                      [*****]

[*****]

ArthroCare and Xomed recognize that the manufacturing cost of Controllers may change as volumes increase, and as new models are introduced. Accordingly, ArthroCare and Xomed agree to meet and discuss new Controller pricing as ArthroCare introduces new models, and as ArthroCare realizes manufacturing efficiencies.

4. DISPOSABLE WAND TRANSFER PRICE: ArthroCare will sell the Disposable Wands identified below at the prices set forth below. ArthroCare may add to this list from time to time as new products are developed.

                  AccESS(TM) wands (9, 12 channel):      [*****]
                  Plasma Scalpel(TM):                    [*****]
                  Hummingbird(TM) Tip:                   [*****]
                  CollagENT(TM):                         [*****]
                  ReFLEX(TM):                            [*****]
                  Visage Stylet:                         [*****]

5. FORECASTS AND STOCKING ORDER: Xomed will make an initial stocking order of [*****] upon the signing of the term sheet. [*****] ArthroCare will agree to relabel these Controllers, at its expense, once the Xomed labels are available, and the payment terms for these initial [*****] Controllers shall be net 60 days. The mix of wands may be selected by Xomed. During the course of the Agreement, Xomed shall furnish ArthroCare with a 6-month forecast with estimated purchase dates and quantities of Products, and shall deliver an updated forecast on a monthly rolling basis. The first two months of each forecast will be binding on Xomed. ArthroCare agrees to use its best efforts to support any demand that is higher than the forecast.

6. PRODUCT DEVELOPMENT: ArthroCare, at its expense and initiative, will continue to pursue clinical studies and product development efforts in collaboration with Xomed. If Xomed requests additional product development beyond ArthroCare's planned efforts, ArthroCare will provide a budget for such product development based on its direct cost plus [*****] for overhead.

7. MINIMUM ROYALTIES: During each period specified below, in addition to any payments of the License Fee in section 2, Xomed's minimum running royalty payments for ENTec and Visage Disposable Wands will total at least the following:

                  Q2-Q4 98:     [*****]
                  Q1-Q4 99:     [*****]
                  Q1-Q4 00:     [*****]
                  Q1-Q4 01:     [*****]
                  Q1-Q4 02:     [*****]

[*****]

*Xomed is not required to actually sell the Disposable Wands during this specified period. In this case, the parties can compute the required minimum purchase based on average ASP during the specified period.

8. CONFLICT OF INTEREST: Xomed agrees that any effort by Xomed itself, or through its distributors, to sell Electrosurgical products that compete with ArthroCare's products will constitute a breach of Xomed's obligations to market ArthroCare's Products and consequently a breach of this term sheet. ArthroCare recognizes that Xomed already distributes RF products that are not competitive with ArthroCare's products, and these existing products will be listed in the definitive agreement and will be deemed non-competitive.

9.  VISAGE: [*****]

10. TRADEMARKS: ArthroCare has granted Xomed the right to use all of ArthroCare's registered and pending trademarks and tradenames during the term of this Agreement. In return, Xomed agrees to advertise and promote the Products, where appropriate, under ArthroCare's trademarks and tradenames. Notwithstanding the above, ArthroCare agrees to label ENTec products sold to Xomed with the Xomed trademark.

11. TERM AND TERMINATION: This agreement shall continue in full force and effect for a period of five years from the effective date of this term sheet, and will be automatically renewable on a yearly basis thereafter provided that: [*****]

ArthroCare will have the right to terminate this agreement prior to that time if Xomed fails to [*****]. If ArthroCare terminates this Agreement for either of these reasons, ArthroCare shall [*****]. In addition, ArthroCare shall [*****].

[*****]

12. CHANGE OF CONTROL: Both parties agree not to acquire greater than 15% of the other party's stock unless such acquisition is pursuant to a friendly tender offer endorsed by the other party's board, or unless such acquisition is in response to an unsolicited Change in Control attempt by a third party. To the extent not prohibited under applicable law, both parties shall use their best efforts to give the other party not less than 30 days prior notice of any Change in Control. All such information will be treated as confidential by the receiving party. Notwithstanding any such Change in Control, both parties shall continue to be obligated to perform its obligations under this Agreement. However, both parties would have the option to terminate this Agreement upon the Change in Control of either party, and in such event, ArthroCare shall have the duty to buy back all controllers owned by Xomed according to the formula in
Section 11. In addition, if ArthroCare terminates this agreement because of any such change of control, ArthroCare shall be required to pay Xomed a termination fee as described in section 11.

"Change in Control" means: (a) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of one of the parties (in one transaction or in a series of related transactions) to one or more persons or entities that are not affiliates of that party; (b) the approval by the shareholders of one of the parties of any plan or proposal for its liquidation or dissolution; or (c) a merger or consolidation of one of the parties if the shareholders of that party immediately prior to the effective date of such merger or consolidation have beneficial ownership, immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing 50% or less of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors.

[*****]

13. CONFIDENTIAL TREATMENT: Other than disclosures that may be required by securities or other applicable laws, both parties agree to use reasonable efforts to maintain the confidentiality of the final agreement and any other confidential information obtained from the other party during the course of the agreement (e.g., sales forecasts, proprietary information, etc.). In addition, both parties agree to use reasonable efforts to receive confidential treatment of the substantive portions of this term sheet and the definitive agreement from the SEC. Neither party shall issue any press release: (1) relating to this term sheet or the definitive agreement; or (2) referring to the other party, without providing the other party with the opportunity to review and comment on the press release.

14. EFFECT OF TERM SHEET: This term sheet will be considered a binding contract on the parties until the definitive agreement is executed.
            * The parties shall rely upon and operate in good faith under the terms of this term sheet, and shall attempt in good faith to negotiate a definitive agreement reflecting the terms of this term sheet as well as terms incorporating standard covenants, representations and warranties.
            * Once the term sheet is executed by both parties, while the definitive agreement is being drafted, Xomed shall: (1) pay the [*****] license payment outlined in section 2 to ArthroCare; (2) shall make the stocking order in section 5; and (3) will cease all discussions with competitive RF companies. In exchange, ArthroCare shall: (1) cease all discussions with other potential ENT distributors; (2) cease the sale of ENT products; (3) cease the execution of any further agreements with distributors for ENT products, and (4) shall not hire any direct sales representatives for ENT.

ARTHROCARE CORPORATION                    XOMED SURGICAL PRODUCTS

By: /s/ MICHAEL A. BAKER                  By: /s/ JAMES T. TREACE
   --------------------------------          -------------------------------

Print Name: MICHAEL A. BAKER              Print Name: JAMES T. TREACE
           ------------------------                  -----------------------

Title: PRESIDENT & CEO                    Title: PRESIDENT & CEO
      -----------------------------             ----------------------------